INDEPENDENT AUDITORS' CONSENT

Mercury Select Growth Fund:

We consent to the reference to us in Post-Effective Amendment No. 1 to Registration Statement No. 333-32198 on Form N-14 under the caption "OVERVIEW - Independent Auditors" appearing in the Combined Proxy Statement/Prospectus, which is a part of such Registration Statement.


/s/ Deloitte & Touche LLP
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Deloitte & Touche LLP
Princeton, New Jersey
April 26, 2000